Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of October 14, 2022, by and between Esousa Holdings LLC, a New York limited liability company (the “Investor”) and Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Mullen Technologies, Inc., a California corporation (“Mullen Technologies”), DBI Lease Buyback Servicing LLC, a Delaware limited liability company (“Original Holder”), and Drawbridge Investments, LLC, a New Jersey limited liability company (“Drawbridge”), entered into that certain Settlement, Termination, Release and Equity Purchase and Loan Agreement, dated as of July 23, 2020, as amended by that certain Amendment No. 1 to Settlement, Termination, Release and Equity Purchase and Loan Agreement, dated as of August 12, 2020, as amended by that certain Amendment No. 2 to Settlement, Termination, Release and Equity Purchase and Loan Agreement, dated as of February 15, 2021 but effective as of July 23, 2020 (the “Original Purchase Agreement”; capitalized terms used, but not defined herein, have the meanings ascribed thereto in the Original Purchase Agreement).

WHEREAS, pursuant to the Original Purchase Agreement, Mullen Technologies issued that certain Secured Convertible Promissory Note by entering into the Secured Convertible Promissory Note and Security Agreement between Mullen Technologies and Original Holder, dated as of July 23, 2020, as amended (the “Original Note”) pursuant to which the investor could elect to convert all or any portion of the then-outstanding principal balance of the Original Note into that number of shares of common stock, par value $0.001 (“Common Stock”).

WHEREAS, on November 5, 2021, Mullen completed its business combination with the Company, in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, as amended, by and among Mullen, Mullen Acquisition, Inc. (“Merger Sub”), Mullen Automotive, and Mullen Technologies (the “Merger Agreement”), and, pursuant to the terms of the Merger Agreement, Mullen assumed all of the obligations of Mullen Technologies under the Original Note.

WHEREAS, on June 17, 2022, the Original Holder sold the Original Note, including all rights, title and interest in the outstanding principal amount of, and all unpaid interest, fees and penalties under, the Original Note, to the Investor.

WHEREAS, on June 17, 2022, the Company entered into an Amended and Restated Secured Convertible Note and Security Agreement with the Investor, which extended the maturity date of the Original Note by two years, from July 23, 2022 to July 23, 2024.

WHEREAS, on June 30, 2022, the Investor exercised its conversion rights under the Original Note, exchanging an aggregate amount of $27,619,200 of principal and interest outstanding under the Note for 28,000,000 shares of Common Stock such that after the Investor’s exercise of its conversion rights the principal of the Original Note had a remaining balance of $1,096,787.

WHEREAS, due to limitations caused by the number of authorized shares of Common Stock, the Company was unable to settle the shares of Common Stock representing the entire amount exercised under the Original Note and the Investor was issued 17,500,000 shares of Common Stock.

WHEREAS, as a result of the Company’s failure to issue the full number of shares of Common Stock issuable upon conversion of the Original Note, the Company defaulted on its obligations under the Original Note.

WHEREAS, subject to the terms and conditions and limitations set forth herein, the Investor desires to exchange its rights under the Original Note for a Secured Convertible Promissory Note and Security Agreement, in the form attached hereto as Exhibit A, in the original principal amount of $12,945,914 (the “Exchange Note”). The exchange of the Original Note for the Exchange Note pursuant to this Agreement is referred to herein as the “Exchange.”

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor agree as follows:

Article I: Exchange

1.1 Upon the terms and subject to the conditions herein contained, at the Closing (as defined below), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Investor agrees to convey, assign and transfer all rights, title and interest in the outstanding principal amount plus accrued but unpaid interest, fees, penalties, expense or adjustments, if any, under the Original Note held by the Investor to the Company to be exchanged for the Exchange Note. Immediately following the delivery of the Exchange Note to the Holder (or its designee), all rights, title and interest in the Original Note (including, without limitation, the rights to receive, as applicable, any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any shares of Common Stock) shall irrevocably and automatically and without any further action on the part of the Investor or the Company, be deemed canceled and extinguished.

1.2 Subject to the satisfaction of each of the conditions set forth in Article IV and Article V hereof (to the extent not waived in accordance therewith), the closing of the Exchange (the “Closing”) shall take place remotely immediately upon the execution of this Agreement (the date on which such Closing occurs is hereinafter referred to as the “Closing Date”).

1.3 Pending the Closing up to and through 5:00 pm (Eastern Standard Time) on October 12, 2022, the Investor shall take no action to enforce its rights under the Original Note.

Article II: Covenants, Representations and Warranties of Investor

Investor, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such covenants, representations and warranties shall survive the Closing.

2.1. Power and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

2.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).This Agreement and the consummation of the Exchange will not materially violate, conflict with or result in a breach of or default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or by which the Investor or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor.

2.3. Title to the Original Note. The Investor is the sole legal and beneficial owner of the Original Note. The Investor has good and valid title to the Original Note, free and clear of any liens, other than restrictions on transfer under applicable securities laws. The Investor has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged, syndicated, endorsed or otherwise disposed of any of its rights to or under the Original Note, or (b) given any person or entity any transfer order, power of attorney, endorsement or other authority of any nature whatsoever with respect to the Original Note. Upon the Company’s execution and delivery of the Exchange Note pursuant to the Exchange, the Original Note shall be deemed delivered to the Company for cancellation free and clear of all liens created by the Investor.

2.4. No Reliance. The Investor is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

2.5. Tax Consequences of the Exchange. The Investor understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Investor acknowledges that it must consult its own tax adviser about the federal, state and local tax consequences peculiar to its circumstances.

2.6. No Remuneration. Neither the Investor nor any of its affiliates, nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange, and the Investor has received no additional consideration for the Original Note other than the Common Stock being exchanged therefor.

2.7. Waiver. To the extent Investor has preemptive, participation, rights of first refusal or other similar rights, such Investor hereby waives such rights with respect to the issuance of Common Stock upon the Exchange.

2.8 Securities Matters. The Investor understands that the Exchange Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Exchange Note:

(a) As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Investor nor any Affiliate of Investor is or was an officer, director, or 10% or more shareholder of the Company;

(b) Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Investor’s investment in the Company through Investor’s acquisition of the Exchange Note. Investor is able to bear the economic risk of its investment in the Company through Investor’s acquisition of the Exchange Note for an indefinite period of time. At the present time, Investor can afford a complete loss of such investment and has no need for liquidity in such investment;

(c) Investor acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Investor’s investment in the Company pursuant to its acquisition of the Exchange Note. Investor acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction;

(d) Investor represents and warrants that it was not induced to invest in the Company by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising; and

(e) Investor agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any short sales of, or sell put options or similar instruments with respect to, the Common Stock or any other Company’s securities.

For purposes of this Section 2.8, the term “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to Investor, and all such covenants, representations and warranties shall survive the Closing.

3.1. Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

3.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and the issuance of the Exchange Note and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

3.4. Valid and Enforceable Note. The Exchange Note to be issued pursuant to this Agreement at the Closing has been duly authorized by the Company and, upon its execution and delivery by the Company in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The Common Stock to be issued pursuant to the conversion of the Exchange Note (a) has been duly authorized by the Company and, upon its issuance pursuant to the terms of the Exchange Note, will be validly issued, fully- paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights, such rights, to the extent they exist, having been waived by the Investor in Section 2.7 hereby.

3.5 Securities Matters. Upon issuance in accordance herewith and subject to the representations and warranties and covenants of the Investor set forth in Section 2 having been and remaining true and correct, (i) the Exchange Note will be issued pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act; and (ii) upon exercise of the Exchange Note, the Company shall deliver to the Investor and the Company’s transfer agent an opinion of counsel in a form acceptable to the Investor, to the effect that the shares of Common Stock issuable upon conversion of the Exchange Note may be issued to the Investor without restrictive legends pursuant to Section 3(a)(9) of the Securities Act and Rule 144, including, without limitation, Rule 144(d)(3)(ii).

Article IV: Conditions to Company’s Obligations at Closing

The Company’s obligation to complete the Exchange and deliver the Common Stock to Investor in exchange for the Original Note shall be subject to the following conditions to the extent not waived by the Company:

4.1. Representation and Warranties. The representations and warranties made by the Investor in Article II hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2. Performance. Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

Article V: Conditions to Investor’s Obligations at Closing

Investor’s obligation to accept delivery of the Common Stock, the cancellation of the Original Note and the effects of the Exchange shall be subject to the following conditions to the extent not waived by the Investor:

5.1. Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

5.2. Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

5.3. Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

Article VI: Miscellaneous

6.1. Entire Agreement. This Agreement and any other documents and agreements executed in connection with this Agreement or the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Company and the Investor and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other parties to this Agreement, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

6.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

6.3. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

6.4. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Exchange Agreement as of the date first above written.

Mullen Automotive Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

INVESTOR:

Esousa Holdings LLC

By:	/s/ Michael Wachs
Name: Michael Wachs
Title: Managing Member

Signature Page to Exchange Agreement

EXHIBIT A

Exchange Note